UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VitaCube Systems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1575085
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

480 South Holly Street, Denver, Colorado 80246

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange of which
to be so registered	each class is to be registered

Units, each consisting of two shares of	American Stock Exchange
Common stock, one Class A public warrant
to purchase one share of Common Stock and
one Class B public warrant to purchase
one share of Common Stock

Common Stock, par value $0.001 per share	American Stock Exchange

Class A public warrants	American Stock Exchange

Class B public warrants	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this Form relates: SEC  Registration No.  333-121063.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.    Description of Registrant’s Securities to be Registered.

The description of securities required by this Item is contained under the heading “Description of Securities” in our Registration Statement on Form SB-2, File No. 333-121063, originally filed with the Securities and Exchange Commission on December 7, 2004, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the “Registration Statement”).  Such part of the Registration Statement is incorporated herein by reference.

Item 2.    Exhibits.

The following Exhibits to this registration statement have been or will be filed as exhibits to the Registration Statement and are hereby incorporated by reference herein:

Exhibit

Number                                                                                  Description

1                                                                                          Form of Underwriting Agreement (1)

2                                                                                          Articles of Incorporation (2)

3                                                                                          Amendment to Articles of Incorporation (3)

4                                                                                          Bylaws (2)

5                                                                                          Form of Lockup Agreement No. 1 (4)

6                                                                                          Form of Lockup Agreement No. 2 (4)

7                                                                                          Form of Warrant Agent Agreement (4)

8                                                                                          Form of Underwriters’ warrant (1)

9                                                                                          Unit Certificate (4)

10                                                                                    Form of Class A public warrant Certificate (4)

11                                                                                    Form of Class B public warrant Certificate (4)

12                                                                                    Sample Common Stock Certificate (4)

(1)                                  Filed with Amendment No. 1 to the Registration Statement on Form SB-2 on January 18, 2005, and incorporated herein by reference.

(2)                                  Filed with the registration statement on Form SB-2 on February 27, 2001, and incorporated herein by reference.

(3)                                  Filed with the Form 10-QSB on November 14, 2003, and incorporated herein by reference.

(4)                                  Filed with the Registration Statement on Form SB-2 on December 7, 2004, and incorporated herein by reference.

SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VITACUBE SYSTEMS HOLDINGS, INC.

Date: January 28, 2005	By	/s/ Sanford D. Greenberg
Sanford D. Greenberg, Chief
Executive Officer